UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
December 9, 2020

Rocket Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36829	04-3475813
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9 Cedar Brook Drive
Cranbury, NJ 08512
(Address of principal executive offices, including zip code)
(646) 440-9100
(Registrant’s telephone number, including area code)
Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	RCKT	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01	Entry into a Material Definitive Agreement.

Underwriting Agreement

On December 9, 2020, Rocket Pharmaceuticals, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with J.P. Morgan Securities LLC, BofA Securities, Inc., SVB Leerink LLC and Piper Sandler & Co. (collectively, the “Underwriters”), pursuant to which the Company agreed to issue and sell up to 5,339,286 shares of common stock (the “Shares”), which includes 696,428 shares (the “Optional Shares”) that may be sold pursuant to a 30-day option to purchase additional shares granted to the Underwriters (the “Offering”). On December 10, 2020, the Underwriters exercised their option to purchase 696,428 Optional Shares. The Shares were offered and sold in the Offering at the public offering price of $56.00 per share and were purchased by the Underwriters from the Company at a price of $52.64 per share.

The Offering was made pursuant to the Company’s effective registration statement on Form S-3 (Registration No. 333-232168), which was previously filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”).

The Company estimates that the net proceeds from the Offering, after deducting the underwriting discount and estimated offering expenses payable by the Company, will be approximately $280.8 million. The Company intends to use the net proceeds from the offering to further fund the development of its pipeline of gene therapies for rare diseases, including filing for marketing authorization for RP-L201 in the United States and Europe, to accelerate the buildout of in-house manufacturing capabilities, and for general corporate purposes.

The Offering is expected to close on December 14, 2020, subject to customary closing conditions.  In the Underwriting Agreement, the Company agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments that the Underwriters may be required to make because of such liabilities.

Pursuant to the Underwriting Agreement, the Company’s executive officers and directors, and certain other shareholders entered into agreements in substantially the form included as an exhibit to the Underwriting Agreement filed hereto, providing for a 90-day “lock-up” period with respect to sales of the Company’s common stock, subject to certain exceptions.

The foregoing is a summary description of the Underwriting Agreement and is qualified in its entirety by the text of the Underwriting Agreement attached as Exhibit 1.1 to this Current Report on Form 8-K and incorporated herein by reference.

A copy of the opinion of Goodwin Procter LLP relating to the validity of the Shares issued in the Offering is filed herewith as Exhibit 5.1.

Cautionary Note Regarding Forward-Looking Statements

Statements in this Current Report on Form 8-K contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including, without limitation, timing of the closing of the Offering and the Company’s intended use of proceeds therefrom. Any forward-looking statements in this report are based on management’s current expectations and beliefs and are subject to a number of risks, uncertainties and important factors that may cause actual events or results to differ materially from those expressed or implied by any forward-looking statements contained in this report, including, without limitation, risks and uncertainties related to the Company’s expectations regarding its guidance for 2020 in light of COVID-19, the safety, effectiveness and timing of product candidates that Rocket may develop to treat FA, LAD-I, PKD, IMO and Danon Disease and the safety, effectiveness and timing of related pre-clinical studies and clinical trials, and other risks identified in the Company’s Securities and Exchange Commission (SEC) filings, including the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2020, and subsequent filings with the SEC. The Company cautions you not to place undue reliance on any forward-looking statements, which speak only as of the date they are made. The Company disclaims any obligation to publicly update or revise any such statements to reflect any change in expectations or in events, conditions or circumstances on which any such statements may be based, or that may affect the likelihood that actual results will differ from those set forth in the forward-looking statements. Any forward-looking statements contained in this report represent the Company’s views only as of the date hereof and should not be relied upon as representing its views as of any subsequent date. The Company explicitly disclaims any obligation to update any forward-looking statements.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
1.1	Underwriting Agreement, dated December 9, 2020, among Rocket Pharmaceuticals, Inc., J.P. Morgan Securities LLC, BofA Securities, Inc., SVB Leerink LLC and Piper Sandler & Co.
5.1	Opinion of Goodwin Procter LLP
23.1	Consent of Goodwin Procter LLP (contained in Exhibit 5.1)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Rocket Pharmaceuticals, Inc.

Date: December 11, 2020	By:	/s/ Gaurav Shah, MD
Gaurav Shah, MD
President, Chief Executive Officer and Director